                                                                      EXHIBIT 12


CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.25B-2B OF THE SECURITIES EXCHANGE ACT OF 1934. [*] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST AND IS FILED SEPARATELY WITH THE COMMISSION.

THIS AGREEMENT is made this           day of January 2000 between:

(1) AVECIA LIMITED acting through its LifeScience Molecules business whose registered office is at Hexagon House, Blackley, Manchester, M9 8ZS, England ("AVECIA");

(2) RIBOZYME PHARMACEUTICALS INCORPORATED of 2950 Wilderness Place, Boulder, Colorado 80301, USA ("RPI").

WHEREAS

(A) AVECIA has experience and knowledge with regard to the manufacture of oligonucleotides and intermediates for preparation of oligonucleotides, process scale-up and GMP (as defined below).

(B) RPI is carrying out research and development work in relation to certain ribozymes.

(C) It is intended that AVECIA will carry out a development programme upon and subject to the terms and conditions of this Agreement with a view to scaling up the process for production of such ribozymes and carrying out initial production of such ribozymes as set out in Part II of this Agreement and carrying out such production on behalf of RPI as set out in
     Part III of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:


                    PART I - DEFINITIONS AND INTERPRETATION
                    ---------------------------------------


1.   Headings and Definitions
     ------------------------

     1.1 In this Agreement, the following terms and expressions shall have the following meanings:

          Angiozyme      means RPI's proprietary anti-angiogenesis ribozyme
                         compound being jointly developed with Chiron
                         Corporation. Angiozyme is also designated as Angiozyme.(TM)

                                      S-1
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        Anti-HCV         means RPI's proprietary anti-hepatitis c virus Ribozyme
                         ribozyme compound being jointly developed with Eli
                         Lilly & Company. Anti-HCV Ribozyme is also designated as Heptazyme.

        Collaborator     means any of Chiron Corporation, Eli Lilly & Company or
                         other corporate partner of RPI who is collaborating with RPI to develop and commercialise a Product manufactured under this Agreement, or any licensee of RPI who is developing and commercialising a Product manufactured under this Agreement. "Collaborators" shall mean more than one of them.

        Confidential     means any information disclosed by RPI to AVECIA
        Information      pursuant to the Technology Transfer, and any technical
                         and commercial information relating to the Programme and any other information of a confidential nature disclosed (whether disclosed in writing, verbally, by way of sample or by any other means and whether directly or indirectly) by either party ("the
                         Disclosing Party") to the other ("the Receiving
                         Party"), including and without limitation any information relating to the Disclosing Party's business affairs.

        GMP means current good manufacturing practices (as provided for, respectively, in the Rules governing Medicinal Products in the European Community Volume 4 (Guide to Good Manufacturing Practice for Medicinal Products) and by the US Food and Drug Administration as set out in 21CFR210 and 21CFR211, as amended from time to time) the responsibilities of each party in respect of which for each Product shall be agreed and defined in the Quality Agreement, and shall be consistent with the interpretation for Active Pharmaceutical Intermediates in guidance documents provided by the Federal Drug Administration and the International Conference on Harmonisation.

        Effective Date   means 13/th/ December 1999.

        Intellectual     means all know-how, inventions, discoveries, Property
                         devices, data, patents, designs, copyrights, or other industrial or intellectual property in all applications therefor.

          JRC means the joint review committee provided for in Clause 4 and Schedule 2.

          Nominated      means a contract manufacturer nominated by RPI to
          Manufacturer   carry out manufacture of the Product(s) on RPI's behalf
                         and which has agreed to enter into confidentiality undertakings with AVECIA pursuant to Clause 12.4 below.

          Process means the process for production of the Product(s) as developed during the Programme.

          Product means, unless stated specifically, Angiozyme, Anti-HCV Ribozyme or such other Ribozyme product agreed by the parties. "Products" shall be a reference to such Ribozymes taken together.

          Product means the specification designated by RPI for each of Specification the Product(s) and as set out and determined by the analytical test methods in the Quality Agreement.

          Programme      means the programme for development of the Process
                         (including the Technology Transfer) referred to in Clause 2 and more specifically detailed in Schedule 1.

          Quality        means the agreement made between AVECIA and
          Agreement      RPI in respect of each Product, the terms of which
                         shall be agreed by the JRC prior to commencement of manufacture and supply of each Product on a case by case basis. A draft of the Quality Agreement is attached as Schedule 3.

          Ribozyme means a ribonucleic acid-based molecule able to cause catalytic cleavage of itself or another molecule independent of protein.

          Technical      means the agreement made between AVECIA and
          Agreement      RPI, the terms of which shall be agreed by the JRC,
                         detailing the process information and analytical methods to be communicated to AVECIA during the Technology Transfer. A draft of the Technical Agreement is attached as Schedule 4.

          Technology     means the communication by RPI of technical
          Transfer       information, including processes and analytical
                         methods, relating to the Products to AVECIA as may be required by AVECIA to carry out the Programme and as further set forth in the Technical Agreement.

     1.2 The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     1.3 References to recitals, clauses, paragraphs and Schedules are to recitals, clauses and paragraphs of and Schedules to this Agreement. The Schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement and any reference to the Agreement shall include the Schedules and any attachments.


                            PART II - THE PROGRAMME
                            -----------------------


2.   Performance of the Programme
     ----------------------------

     2.1 The Technology Transfer shall be deemed to have commenced on the Effective Date. During the Technology Transfer, RPI shall give all appropriate technical assistance reasonably requested by AVECIA in relation to the Technology Transfer.

     2.2 AVECIA will carry out the work as detailed in the Programme (as may be amended from time to time in writing by the JRC).

     2.3 Subject to Clause 4.2 below, the Programme has four stages as set out below and as more specifically detailed in Schedule 1 ("Stage(s)"), provided that AVECIA shall, at all times during any Stage, have the flexibility to carry out the requirements of the Programme in such manner and at such times as AVECIA shall see fit and at its sole discretion and subject to the overall supervision of the JRC and the provisions of Clause 4.

          Stages in Programme

          Stage   Description
          -----   -----------

          1       Technology Transfer of process and analytical methods
          2       Process development - deprotection and purification scale-up of the Products as determined by the JRC
          3       preparation of GMP manufacturing documentation
          4       Process scale up - GMP manufacture of 1kg of a mutually
                  agreed Product

     2.4 The process information and analytical methods to be communicated to AVECIA during the Technology Transfer shall be agreed and detailed in the Technical Agreement. Stage 2 of the Programme shall commence when the JRC confirms that the Technology Transfer is complete according to the verification protocol (set forth in the Quality Agreement) to ensure such information has been received and correctly interpreted.

     2.5  Stage 3 of the Programme shall not commence until:

          (a) the identity of the first Product to be produced during Stage 4 using the Process is confirmed;

          (b) the analytical methods for the Products have been transferred from RPI to AVECIA; and

          (c) the JRC confirms AVECIA's ability to manufacture the Product to be produced during Stage 4 using the Process.

     2.6 For the avoidance of doubt, any time periods specified in Schedule 1 shall be indicative only unless provided for specifically in this Clause 2.

     2.7 AVECIA shall be responsible for obtaining all raw materials and reagents in order to produce the Product, including solvents, gases, amidites and other laboratory consumables and the solid support, to be utilised in conjunction with synthesis of a Product during the Programme.

     2.8 For the avoidance of doubt, it shall not be considered a breach of this Agreement by AVECIA if an objective of the Programme is not achieved:

          (a) so long as AVECIA uses reasonable commercial and technical diligence and makes good faith efforts to perform its obligations to the fullest extent, and any failure to meet an objective of the Programme shall not relieve RPI of its obligations to make payment in accordance with Clause 3; or

          (b)  due to delay caused or contributed to by RPI.

3.   Payment for the Programme and First Kilogram of Product
     -------------------------------------------------------

     Subject to Clauses 4.2 and 13 below, RPI shall pay to AVECIA the following sums at the time stated:

     (a)  on signature of this Agreement by both parties:  [ * ]; and

     (b) upon receipt of Product by RPI but subject to Clause 4.5 below: [ * ] per gram of Product manufactured to the Product Specification during Stage 4 of the

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          Programme and available for delivery to RPI by AVECIA (subject to a maximum of [ * ]for up to one kilogram of the Product manufactured during stage 4 of the Programme unless otherwise agreed under Clause
          5.3 below).

     For the avoidance of doubt, a gram of Product shall mean a gram of nucleic acid material which meets the Product Specification, net of any accompanying salts, water or other residual solvents.

4.   Reporting, Variation and Completion of the Programme
     ----------------------------------------------------

     4.1 The Programme and the progress by AVECIA under the Programme shall be supervised by the JRC which shall be established within the period of 30 days following the date of this Agreement. Such supervision by the JRC shall take place in accordance with the provisions set out in
          Schedule 2.

     4.2 The parties may agree to alter the Programme either to extend the projected duration of any of the Stages or to change any of the work contained in any of the Stages provided that the parties shall first agree in writing the terms of such extension and alteration of the Programme including any amended payment terms.

     4.3  The parties shall conduct regular information exchange on at least two
          (2) weekly intervals by telephone or in a manner to be agreed by the JRC, provided that where AVECIA considers that, for the purposes of optimising or improving the Process, revisions or changes in methods should be undertaken by AVECIA during the performance of the Programme, AVECIA shall notify the JRC without delay of the reasons therefor and the actions which it proposes to take.

     4.4 Completion of the Programme will be deemed to have occurred when the quantity of Product specified in Stage 4 has been manufactured in accordance with the Product Specification and has been made available for delivery to RPI pursuant to Clause 5 below.

     4.5 RPI shall pay to AVECIA within thirty (30) days of the completion of the Programme any sums required to be paid pursuant to Clause 3 above which may remain outstanding at the completion of the Programme. Notwithstanding the foregoing, and subject to Clause 13, in respect of the Product held by AVECIA pursuant to Clause 5.1(a), RPI shall not be obligated to make any payments to AVECIA pursuant to Clause 3(b) prior to 1/st/ January 2001, unless RPI requests delivery of the Product prior to 1/st/ January 2001, in which case RPI shall make payments to AVECIA for the quantity of Product requested by RPI within 30 days of the date of the invoice for the Product.

5.   Delivery of First Kilogram of Product under Stage 4
     ---------------------------------------------------

     5.1(a) Manufacture of the one kilogram (1kg) of the Product specified in Stage 4 shall take place on the date(s) agreed by the parties. AVECIA shall hold such manufactured Product in stock at its facilities and at its expense under the terms of the Quality Agreement, including the storage and stability instructions provided by RPI to AVECIA. Any Product so held by AVECIA shall be deemed to have been delivered and any risk shall immediately pass to RPI, except insofar as any damage occurs to the Product as a result of the negligence of AVECIA.

        (b)    Avecia shall use its best endeavours to deliver one kilogram
               (1kg) of Product as specified in Stage 4. However, if AVECIA shall manufacture at least [ * ] and up to [ * ], RPI shall be obliged to purchase all such Product from AVECIA during 2000 subject to Clause 5.3 below. Subject to the foregoing, during 2000 AVECIA shall deliver quantities of Product at RPI's request from time to time, such request not to be for less than 250 grams of Product.

     5.2 In the event that only a portion of the Product produced during Stage 4 is delivered to RPI, RPI shall be responsible only to pay for the quantity of the Product delivered.. If the quantity of the Product supplied by AVECIA is less than [ * ], then AVECIA agrees to synthesise sufficient Product in order to supply the shortfall quantity of Product to RPI, and the price for such shortfall quantity shall be no more than that paid by RPI for the initial delivered quantity. In the event that AVECIA then produces more than the 1 kilogram (1kg) of Product specified in Stage 4, the provisions of Clause 5.3 shall apply.

     5.3 In the event that AVECIA produces more than the 1 kilogram (1kg) of Product specified in Stage 4, RPI agrees to purchase such additional quantity up to a maximum of [ * ] at a price to be negotiated in good faith by the parties. Such agreed price shall be less than [ * ] per gram and shall be determined according to the yield and price matrix attached as Schedule 5 hereto. In the event that AVECIA produces more than [ * ] of the Product, RPI shall have an option, but not an obligation, to purchase such additional quantity of the Product at its sole discretion at a price per gram which does not exceed the price per gram paid for the additional [ * ] of the Product.

     5.4 Avecia will arrange for shipment and insurance of the Product produced during Stage 4 of the Programme to RPI as directed by RPI at RPI's cost and expense. The Products will be shipped and packaged by Avecia in accordance with RPI's shipping and packaging instructions as may be agreed from time to time. Deliveries will be made FOB Avecia's Grangemouth facility (Incoterms 2000) and will be shipped to RPI's address as set forth in this Agreement, or as otherwise directed by RPI in writing. Risk and title in respect of all Product supplied to RPI under this Agreement shall pass on delivery at AVECIA's Grangemouth facility.

6.   Intellectual Property arising during the term of this Agreement
     ---------------------------------------------------------------

     6.1  Pre-Existing and Independently Developed Intellectual Property.
          --------------------------------------------------------------
          Subject to the obligations of confidentiality contained in Clause 12 below and subject to Clause 6.2 below, each party shall be entitled to apply for registrations of its Intellectual Property provided that nothing in this Agreement shall affect the ownership by either party of any Intellectual Property owned or in the possession of that party at the date of this Agreement, or Intellectual Property developed independently of this Agreement by any employee of that party without reference to any of the Confidential Information disclosed by the other party.

     6.2  Ownership.
          ---------

          (a) All rights in patents, inventions, processes, discoveries, biological samples and other research materials and any other novel or valuable information reflected in any medium which arises or is created during the course of this Agreement shall be the property of the creating party. The Parties shall promptly report to each other any inventions, discoveries, biological samples or other research materials made to the Process or to the Products under the Agreement.

          (b) Intellectual Property, whether or not patentable, which may arise under this Agreement and made solely by an employee or agent of RPI shall be owned by RPI ("RPI Inventions").

          (c) Intellectual Property, whether or not patentable, made jointly by an employee or agent of RPI and AVECIA shall be jointly owned ("Joint Inventions").

          (d) Intellectual Property, whether or not patentable, which may arise under this Agreement and made solely by an employee or agent of AVECIA shall be owned by AVECIA ("AVECIA Inventions").

          (e) Inventorship will be determined according to applicable patent law.

          (f) AVECIA and RPI shall promptly disclose to each other in writing each invention and discovery conceived and/or reduced to practice under this Agreement.

          (g) Intellectual Property arising from this Agreement and in the possession of a party shall be treated as having been disclosed to that party by the party owning such Intellectual Property pursuant to this Clause 6.2, and the expressions "Disclosing Party" and "Receiving Party" defined and used in connection with the obligations of confidentiality contained in Clause 12 shall be construed accordingly.

          (h) In the event of a Joint Invention, RPI and AVECIA, and any wholly owned group company of either, shall each be entitled to work under such joint invention, but otherwise no sub-licensing shall be permitted without the written consent of the joint inventor, such consent not to be unreasonably withheld or delayed.

     6.3  Limited Licence to carry out the activities under this Agreement.
          -----------------------------------------------------------------
          Each party grants to the other a limited, non-exclusive, royalty-free licence to do all things necessary in order to carry out the obligations and responsibilities under this Agreement under its Intellectual Property (whether pre-existing Intellectual Property under Clause 6.1 above or Intellectual Property arising as a result of the Agreement under Clause 6.2(b) or (d) above). Such licence shall expire at the completion of the Agreement and shall not be transferable or sub-licensable.

     6.4  Maintenance of Patents.
          ----------------------

          (a) Subject to Clauses 6.1 and 6.4(e), RPI shall be responsible for filing, prosecuting and maintaining patent applications and resulting patents, if any, on RPI Inventions and on any Joint Inventions insofar as they do not relate to synthesis or manufacture of oligonucleotides other than Ribozymes.

          (b) Subject to Clauses 6.1 and 6.4(e), AVECIA shall be responsible for filing, prosecuting and maintaining patent applications and resulting patents, if any, on AVECIA Inventions or on any Joint Inventions relating to synthesis or manufacture of oligonucleotides other than Ribozymes.

          (c) Reasonable patent expenses for any Joint Invention will be shared equally by the Parties, and reimbursed promptly upon presentation of an invoice by the filing party.

          (d) The non-filing party shall have the right to review and comment in a timely manner on any such patent filings (applications and response to office actions) prior to submission to the relevant patent offices. Each party shall be solely responsible for filing, prosecuting and maintaining patent applications and resulting patents on any invention owned solely by it.

          (e) Each of AVECIA and RPI shall solely own its respective technology and any technology or other technology developed solely by it and each shall be responsible for filing, prosecuting and monitoring patent applications and resulting patents, if any, related thereto.

     6.5  Reservation of All Other Rights.  Except as expressly set forth in
          -------------------------------
          this Agreement, nothing contained herein shall be construed as to create any right to:

          (a) AVECIA in any Intellectual Property of RPI or any other proprietary technology (whether pre-existing Intellectual Property under Clause 6.1 above or Intellectual Property arising as a result of this Agreement under Clause 6.2(b)) of RPI including, without limitation, any of RPI's patent rights relating to the design, synthesis, delivery, development, testing, use and sale of Ribozymes; or

          (b) RPI in AVECIA Intellectual Property or any other proprietary technology (whether pre-existing Intellectual Property under Clause 6.1 above or Intellectual Property arising as a result of this Agreement under Clause 6.2(d))of AVECIA.

               PART III - SUBSEQUENT MANUFACTURE OF THE PRODUCT
               ------------------------------------------------

7.   Sale and Purchase
     -----------------

     7.1  Minimum Order.  Unless this Agreement has been terminated under
          -------------
          Clauses 13 or 21 below, RPI agrees that, following completion of the Programme, it shall purchase a minimum of [ * ] of the Products in aggregate ("the Product Minimum") from AVECIA during the calendar years 2000 to 2002, pursuant to the pricing and delivery provisions contained in Clauses 7.2 and 7.3 below.

     7.2  Price for Product. The parties shall negotiate in good faith the
          -----------------
          pricing schedule for the Products, on a per gram basis, to be manufactured by AVECIA following completion of the Programme prior to the manufacture of each order of Product. An example of the pricing schedule is attached as Schedule 5 hereto. The price for quantities of Products manufactured by Avecia following completion of the Programme shall be based on:

          (a)  yields achieved dependent upon usage of raw materials; and on

          (b) order volume, provided that for individual orders of less than 500 grams of Product the price per gram for such Product shall not exceed [ * ] of the per gram price for Product(s) ordered for delivery in multiples of 500 grams or more.

     7.3    Delivery Schedule.  The parties shall agree on a schedule for
            -----------------
            delivery of Products by AVECIA to RPI ("the Delivery Schedule"). The minimum order shall be 500 grams of Product except as otherwise agreed subject to the pricing provisions of Clause 7.2 above.

     7.4    Delivery.  AVECIA will arrange for shipment and insurance of the
            --------
            Products ordered for delivery to RPI at RPI's direction and at RPI's cost and expense. The Products will be shipped and packaged by AVECIA in accordance with RPI's shipping and packaging instructions as may be agreed from time to time. Deliveries will be made FOB Avecia's Grangemouth facility (Incoterms 2000) and will be shipped to RPI's address as set forth in this Agreement, or as otherwise directed by RPI in writing. Risk and title in respect of all Product supplied to RPI under this Agreement shall pass on delivery at AVECIA's Grangemouth facility

     7.5    Delivery Quantities
            -------------------

       (a) In the event that AVECIA delivers less than [ * ]of the amount of Product required to be delivered pursuant to the delivery schedule agreed under Clause 7.3 above, RPI shall, subject to Clause 8, pay AVECIA for the actual amount of Product delivered. Avecia shall synthesise sufficient Product to complete the order and will supply this to RPI and the price for such completion quantity shall be no more, on a per gram basis, than that paid by RPI for the initial delivered quantity under that order. For the avoidance of doubt, if AVECIA delivers [ * ] of the amount of Product, RPI shall, subject to Clause 8, be obligated to pay AVECIA only for the [ * ] of the Product delivered.

       (b) In the event that Avecia manufactures Product in quantities exceeding the amount ordered for delivery under the delivery schedule, RPI agrees to purchase upto [ * ] of the order volume at a price to be negotiated in good faith by the parties in respect of the additional [ * ], according to the yield and price matrix attached as Schedule 5, but such amount shall not cost more per gram than for the said amount ordered In the event AVECIA produces more than [ * ] of the Product, RPI shall have an option, but no obligation, to purchase such additional quantity of the Product at its sole discretion at a price per gram not to exceed the price per gram paid for the additional quantity of the Product.

     7.6    Delay in Delivery.  In the event that the AVECIA delivers any
            -----------------
            Product later than four weeks from the date of delivery set out in the Delivery Schedule other than as a result of Force Majeure as set out in Clause 21, RPI shall be entitled to a five per cent reduction in the price of the Product delivered one month late and to an additional ten per cent reduction in price for each of the next two complete month's delay thereafter. In the event AVECIA is unable to deliver the Product within three months from the date set out in the Delivery Schedule, then RPI shall have the option to either terminate the Agreement pursuant to

            Clause 13.3(b) or to manufacture or have manufactured by a Nominated Manufacturer the Product. In the event RPI chooses the latter option, then in order to satisfy RPI's requirement for that quantity of the Product ordered, AVECIA, subject to Clause 12, agrees (i) to make a good faith effort to provide, at no cost to RPI or to a Nominated Manufacturer, the technical information necessary for such manufacture of the Product; and (ii) to grant to RPI or a Nominated Manufacturer a personal, royalty free licence under AVECIA's relevant Intellectual Property to enable RPI or such Nominated Manufacturer to undertake the manufacture of the Product7.7 Invoices
                                                                        --------
            and Payment Terms. AVECIA shall issue an invoice at the price agreed
            -----------------
            under Clause 7.2, as adjusted pursuant to Clause 7.6 if relevant, above in respect of each shipment of the Product to RPI on despatch by AVECIA of the Product for delivery to RPI. RPI shall pay all such invoices in full within thirty days from the date of invoice, provided that RPI shall not have rejected such delivery of Product under Clause 8.1. In the event that payment is made by RPI before any Product is examined by RPI pursuant to Clause 8.2, AVECIA will reimburse RPI for the price of such Product if it is found that the Product does not meet the Product Specification.

     7.8    Responsibility for Raw Materials.  AVECIA shall be responsible for
            --------------------------------
            obtaining all raw materials and reagents in order to produce the Product, including solvents, gases, amidites and other laboratory consumables and the solid support, to be utilised in conjunction with synthesis of a Product.

     7.9    Third Party Price Notice.  After a period of [ * ] from signature
            ------------------------
            of this Agreement, RPI shall be entitled to give AVECIA written notice if a third party under a supply agreement with RPI of at least three years duration is able to supply identical products in identical volumes to RPI at a price which is at least ten per cent lower than the price for the Products agreed under Clause 7.2 above ("Third Party Price Notice"). RPI and AVECIA shall meet to discuss the position and if agreement on price is not reached within 30 days of receipt of such Third Party Notice, then RPI may purchase the quantity so offered from the third party and the amounts of such Products purchased shall be construed as falling within the amounts of Products to be delivered according to the Product Minimum referred to in Clause 7.1. RPI shall not be obliged to divulge the identity of such third party, but at the request of AVECIA shall in lieu provide satisfactory evidence, signed by an independent notary public certifying the genuineness of the competitive offer.

     7.10   Non-use of RPI's Intellectual Property.  Other than as provided in
            --------------------------------------
            this Agreement, AVECIA agrees that it will not use for its internal purpose or for third parties any Intellectual Property of RPI (whether pre-existing Intellectual Property under Clause 6.1 above or Intellectual Property arising as a result of this Agreement under Clause 6.2(b) above) or Confidential Information acquired under this Agreement.

8.   Quality of the Product
     ----------------------

     8.1 The Product manufactured and delivered by AVECIA to RPI under Clause 7 above shall conform to the Product Specification for such Product.

     8.2 RPI shall examine all Product delivered to it pursuant to this Agreement in accordance with the methods of analysis set out in the Quality Agreement for such Product. RPI shall notify AVECIA of any failure of the Product to meet the Product Specification within [ * ] days of receipt of the relevant Product. RPI shall be entitled to reject any Product which does not meet the Product Specification ("Rejected Product")

     8.3 (a) RPI will return any Rejected Product to AVECIA and, if AVECIA agrees with RPI's notification of failure, AVECIA shall replace the Rejected Product at no additional cost to RPI within [ * ] days of receiving notice from RPI under Clause 8.2 or on a new delivery date as mutually agreed to in writing by the Parties.

          (b) In the event AVECIA is unable to replace the Rejected Product within such time, RPI shall be entitled to exercise its Standby Rights (as set out in Clause 9.1 below) to enable RPI or a Nominated Manufacturer to manufacture sufficient Product to replace the Rejected Product, and AVECIA, subject to Clause 12, agrees to make a good faith effort to provide, at no cost to RPI or to a Nominated Manufacturer, the technical information necessary for such manufacture of the Product. In addition, AVECIA will reimburse to RPI that element of the reasonable cost of the Product manufactured by the Nominated Manufacturer which is in excess of the price which RPI would have had to pay to AVECIA. The amounts of such Products manufactured by the Nominated Manufacturer shall be construed as falling within the amounts of Product to be purchased by RPI in accordance with the Product Minimum in Clause 7.1 above.

          (c) If AVECIA disagrees with RPI's notification of failure the JRC shall consider the matter and in the event no agreement is then reached, the parties shall jointly appoint an expert to determine whether the Product is a Rejected Product, and the costs and fees of the expert shall be borne by the losing party. During the period of dispute resolution under this Clause 8.3(c):-

               (i) If RPI requests AVECIA to resynthesise the quantity of the Rejected Product, AVECIA shall in good faith resynthesise the

                      Product and deliver it to RPI within [ * ] of receiving such a request from RPI. Subject to Clause 8, RPI will make payment for the resynthesised quantity within [ * ] of delivery. If the dispute is resolved in favour of AVECIA, RPI agrees to purchase from AVECIA both batches of the Product, and such additional quantity of the Product resynthesised by AVECIA shall not count towards the Product Minimum. If the dispute is resolved in favour of RPI, RPI will make payment only for the resynthesised Product.

               (ii) In the event AVECIA is unable to replace the Rejected Product within the time stated in Clause 8.3(c)(i) above, RPI shall be entitled to exercise its Standby Rights (as set out in Clause 9.1 below) to enable RPI or a Nominated Manufacturer to manufacture sufficient Product to replace the Rejected Product, and AVECIA, subject to Clause 12, agrees (i) to make a good faith effort to provide to RPI or to a Nominated Manufacturer, at RPI's cost, the technical information necessary for such manufacture of the Product; and (ii) to grant to RPI or a Nominated Manufacturer a personal, royalty free licence under AVECIA's relevant Intellectual Property to enable RPI or such Nominated Manufacturer to undertake such manufacture. If the dispute is resolved in favour of AVECIA, RPI agrees to purchase from AVECIA the entire amount of the Product in dispute and to make immediate payment, and any additional quantity of the Product manufactured by RPI or its Nominated Manufacturer shall not count toward the Product Minimum. If the dispute is resolved in favour of RPI, AVECIA will reimburse to RPI that element of the reasonable cost of the Product manufactured by the Nominated Manufacturer which is in excess of the price which RPI would have had to pay to AVECIA, together with any costs paid by RPI in respect of the transfer of the technical information by AVECIA, and the originally ordered quantity of the Product shall be construed as falling within the amount of Product to be purchased by RPI in accordance with the Product Minimum.

               (iii) If RPI does not request AVECIA to resynthesise the Rejected Product, then AVECIA shall not be required to start the resynthesis until the dispute is resolved or until RPI make such a request, whichever is the sooner. For the avoidance of doubt, no act or omission of RPI under this Sub-clause 8.3(c)(iii) shall cause the Product Minimum to be reduced by the amount of the Rejected Product.

     8.4 In the absence of notification that the Product does not meet the Product Specification within the period set out in Clause 8.1 above, the relevant consignment of the Product shall be deemed to have been accepted by RPI in full compliance with the Product Specification.


9.   Licence under AVECIA Intellectual Property to Manufacture the Product
     ---------------------------------------------------------------------

     9.1 If AVECIA is unable to meet the delivery requirements set out in the Delivery Schedule agreed under Clause 7.3 above, then subject to Clause 12, AVECIA shall grant to RPI or a Nominated Manufacturer a personal licence on reasonable commercial terms under AVECIA's relevant Intellectual Property to enable RPI or such Nominated Manufacturer to undertake the manufacture of Products, in order to satisfy its requirements for Products ("Standby Rights"). In the event that RPI wishes to exercise its Standby Rights, RPI will provide Avecia with written notice thereof in advance of such exercise and, subject to Clause 8, the volume of products manufactured under the Standby Rights will be subtracted from the Product Minimum.

     9.2  Manufacture of Products in excess of Product Minimum. In the event
          ----------------------------------------------------
          that RPI's requirements for delivery of the Product over the period from 1/st/ January 2000 to 31/st/ December 2002, as set out in the Delivery Schedule, are in excess of the Product Minimum, then provided that RPI shall purchase the greater of the Product Minimum or [ * ] of its total requirements for delivery of the Product from AVECIA, RPI shall have the ability to exercise its Standby Rights for manufacture of the balance of the Product required during such period. AVECIA, at its cost, shall have the right to have an independent third party certify RPI's delivery requirements each twelve months within the above said period, subject to Clause 12.

     9.3 Any royalty payable under the licence granted as a result of the exercise of the Standby Rights shall be dependent upon the volume of Products to be manufactured by AVECIA on behalf of RPI and shall not exceed [ * ]of the selling price of Products made by such a Nominated Manufacturer. Neither RPI nor the Nominated Manufacturer, shall be obligated to make any payments to AVECIA for the exercise of Standby Rights pursuant to Clause 7.6 or pursuant to Clause 8.3 unless the dispute is resolved in AVECIA's favour.

     9.4 Without prejudice to Clause 13.5, upon the expiry or termination of this Agreement, RPI may request a licence under AVECIA's Intellectual Property, and the parties will negotiate in good faith the commercial terms of such royalty bearing licence.


                            PART IV - GENERAL TERMS
                            -----------------------

10.  Quality Agreements
     ------------------

     AVECIA and RPI shall enter into a quality agreement in respect of each Product on a case by case basis, the terms of which shall be agreed by the JRC prior to manufacture and supply of each Product.


11.  Warranties, Liability and Indemnity
     -----------------------------------

     11.1 Intellectual Property Warranty and Indemnity
          --------------------------------------------

          (a) Each party warrants to the other that:

              (i) it has the necessary right and authority to enter into this Agreement and that to the best of its knowledge at the date of this Agreement it is the rightful owner or licensee of all of its Intellectual Property; and

              (ii) to the best of its knowledge at the date of this Agreement, the use of Intellectual Property made available by it to the other party pursuant to this Agreement for the purposes set out in this Agreement will not infringe the Intellectual Property of a third party.

          (b) Subject to Clause 11.5, each party ("the Indemnifying Party") will indemnify and hold harmless the other ("the Indemnified Party") against any and all liability, loss, damages, costs, legal costs, professional and other expenses whatsoever incurred or suffered by Indemnified Party in respect of any claim or action that the use of the Indemnifying Party's Intellectual Property by the Indemnified Party in its performance of this Agreement infringes the Intellectual Property of any third party (an "Intellectual Property Infringement") provided that the Indemnified Party:

               (i) gives notice to the Indemnifying Party of any Intellectual Property Infringement forthwith on becoming aware of the same;

               (ii) gives the Indemnifying Party the sole conduct of the defence to any claim or action in respect of Intellectual Property Infringement and does not at any time admit liability or otherwise settle or compromise or attempt to settle or compromise the said claim or action except upon the express instructions of the Indemnifying Party; and

               (iii) acts in accordance with the reasonable instructions of the Indemnifying Party and gives the Indemnifying Party such assistance as it shall reasonably require in respect of the conduct of such defence.

     11.2  Liability for the Products. Liability in respect of any Product
           --------------------------
           delivered to RPI and not rejected by RPI within the period set out in Clause 8.2 above (including, without limitation, the use to which it is put) following delivery to RPI of such Product shall rest solely on RPI and RPI shall indemnify AVECIA against any liability, loss, damages, costs, legal costs, professional and other expenses whatsoever incurred or suffered by AVECIA arising out of or in respect of such Product following its delivery to RPI including, without limitation, RPI's use of the Product following delivery.

     11.3  Liability for Manufacture of the Products.  Liability in respect of
           -----------------------------------------
           manufacture of the Products, whether by use or operation of the Process (or any part of the Process) or otherwise, by RPI or by a Nominated manufacturer on behalf of RPI shall rest solely on RPI. RPI shall indemnify AVECIA against any liability, loss, damages, costs, legal costs, professional and other expenses whatsoever incurred or suffered by AVECIA arising out of or in respect of manufacture of the Products, whether use or operation of the Process (or any part of the Process) or otherwise by RPI or by a Nominated Manufacturer on behalf of RPI.

     11.4  Limit on AVECIA's Liability. Subject to the unlimited liability
           ---------------------------
           provisions of Clause 11.1, AVECIA's total liability (whether for breach of contract, negligence, breach of statutory duty and/or other tort, or otherwise):

           (a) in connection with or as a result of the work carried out during the Programme shall be limited to the aggregate amount received by AVECIA from RPI under this Agreement at the time such liability arises; or

           (b)  in connection with the manufacture of the Product pursuant to
                Part III of this Agreement shall in no event exceed the purchase price paid by RPI for the ordered quantity of Product in respect of which the claim is made or liability has arisen.

     11.5  No liability for consequential loss. Neither party shall be liable to
           -----------------------------------
           the other for any indirect, consequential or special loss, loss of profits or damage howsoever arising.

     11.6  No exclusion of liability for personal injury. Nothing in this
           ---------------------------------------------
           Agreement shall remove or limit the liability of either party in respect of death or personal injury arising out of the negligence or wilful default of that party its servants or agents.

12.  Confidentiality
     ---------------

     12.1 In consideration of the Disclosing Party disclosing the Confidential Information to the Receiving Party, the Receiving Party hereby undertakes to maintain confidential all such Confidential Information and it will accordingly not directly or indirectly disclose any of the Confidential Information in whole or in part, other than under Clause 12.4 below. For the purposes of this Clause 12, Intellectual Property arising from the Programme and in the possession of a party shall be treated as having been disclosed to that party by the party owning such Intellectual Property pursuant to Clause 6.2 above, and the expressions "Disclosing Party" and "Receiving Party" shall be construed accordingly.

     12.2 The foregoing restrictions on the Receiving Party shall not apply to any Confidential Information which:

           (a) the Receiving Party can prove was already in its possession and at its free disposal before the disclosure hereunder to it;

           (b) is hereafter disclosed to, purchased or otherwise legally acquired by the Receiving Party by or from a third party who has not derived it directly or indirectly from the Disclosing Party;

           (c) is or becomes available to the public whether in printed publications or otherwise through no act or default on the part of the Receiving Party or its agents or employees; or

           (d) the Receiving Party can prove to the reasonable satisfaction of the Disclosing Party has been developed independently of the Programme by any employee of the Receiving Party without reference to any of the Confidential Information disclosed by the Disclosing Party.

     12.3 In order to secure the obligations set out in this Clause 12 the Receiving Party agrees to exercise every reasonable precaution to prevent and restrain the unauthorised disclosure and use of information subject to confidentiality, including restricting access to such information to such of its employees as are bound to keep such information confidential and need to have such access for the purpose of this Agreement.

     12.4 The Receiving Party may disclose Confidential Information: (i) in the case of AVECIA to Avecia Inc., 1405 Foulk Road, PO Box 15457, Wilmington, DE 19850-5457 and to Boston Biosystems Inc. of 75A Wiggins Avenue, Bedford,

           Massachusetts; and (ii) in the case of RPI to its Nominated Manufacturer(s) (each a "Permitted Recipient"), provided that the Receiving Party shall procure that prior to such disclosure each Permitted Recipient to which Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and enters into confidentiality obligations in substantially the same terms as those contained in this Agreement directly with the Disclosing Party.

     12.5 The provisions of this Clause 12 shall survive termination or expiry of this Agreement and shall continue for a period of 10 years from the date of that termination or expiry.

     12.6 The parties shall remain bound by the obligations in the Mutual Confidentiality Agreement signed by them and dated 23/rd/ December 1998, but in the event of any conflict between the terms of that Mutual Confidentiality Agreement and the terms of this Agreement, the latter shall prevail.

13.  Duration and Termination
     ------------------------

     13.1 Duration.  This Agreement and the Programme shall be deemed to have
          --------
          commenced on the Effective Date and shall continue (unless terminated
          in accordance with the provisions of Clauses 13.2, 13.3,   13.4 or 21)
          until the expiry of the period of three years from the date of commencement of manufacture of the Product pursuant to Part III of this Agreement following completion of the Programme.

     13.2 (A)  Termination by mutual agreement.  Subject to Clause 13.5 below,
               -------------------------------
               this Agreement may be terminated by mutual agreement at any time prior to completion of the Programme in the event that both parties agree that the Programme is not technically feasible.

          (B) Termination for technical non-feasibility. Subject to Clause 13.5 below, this Agreement may be terminated by either party on or after 1 January 2001 if it has not been agreed that the Programme is technically feasible in respect of the Product Specification, quantity and timeframe.

     13.3 Termination by RPI. Subject to Clause 13.5 below, RPI may terminate
          ------------------
               this Agreement in the following ways:

               (a) by [ * ] written notice to AVECIA if RPI is unable to, or elects not to, pursue development of any of the Products;

               (b) forthwith upon written notice if Avecia has been unable to deliver the Product within [ * ] of the date for delivery of such Product specified in the Delivery Schedule or, in respect of the kilogramme of the Product ordered under the Programme, on or before [ * ] for reasons not relating to technical feasibility as referred to in Clauses 13.2(A) and 13.2(B)

               (c) forthwith if AVECIA is in breach of this Agreement (other than under Clause 13.3(b) above) and AVECIA does not rectify such breach within [ * ] of receipt of written notice from RPI requiring rectification of the breach, provided that it is intended that the parties will discuss any alleged breach and its remediation as soon as it is known; or

               (d) forthwith upon written notice if AVECIA has a liquidator, receiver, manager receiver or administrator appointed, or ceases to continue trading or is unable to pay debts as defined in Section 227 of the Insolvency Act 1986 (England and Wales).

          13.4 Termination by AVECIA. Subject to Clause 13.5 below, AVECIA may
               ---------------------
               terminate this Agreement in the following ways:

               (a) forthwith if RPI is in breach of this Agreement (other than under Clause 13.3(b) above) and RPI does not rectify such breach within [ * ] of receipt of written notice from AVECIA requiring rectification of the breach, provided that it is intended that the parties will discuss any alleged breach and its remediation as soon as it is known; or

               (b) forthwith upon written notice if RPI has a liquidator, receiver, manager receiver or administrator appointed, or ceases to continue trading or is unable to pay debts as defined in Section 227 of the Insolvency Act 1986 (England and Wales), or equivalent occurs in the USA or any other jurisdiction in which RPI is incorporated or resident.

          13.5 Consequences of Termination.  Termination under Clauses 13.2 -
               ---------------------------
               13.4 above shall have one or more of the following consequences according to the table set out below:

               A RPI shall pay to AVECIA all sums payable up to the date of termination but not yet paid, together with all reasonable costs already incurred by AVECIA at the date of termination or costs incurred by AVECIA after termination which could not reasonably be avoided.

               B The parties shall agree upon a sum payable by RPI in respect of work done by AVECIA under the Programme for which monies have not yet become payable under Clause 3 above and in the absence of agreement upon such sum the provisions of Clause 26 shall apply.

               C Any moneys paid by RPI to AVECIA up to the date of termination shall be non-refundable, subject to D below where applicable.

               D Termination of this Agreement prior to the commencement of Stage 3 of the Programme can only take place if agreed by the JRC. In such event, AVECIA shall reimburse to RPI within 30 days of the date of termination, a proportion of the [ * ]received from RPI under Clause 3(a) as follows:

                     (i)   termination prior to completion of Stage 1 - [ * ]
                     (ii)  termination between Stages 1 and 2 - [ * ]; or
                     (iii) termination between Stages 2 and 3 - [ * ]

               E AVECIA shall grant to RPI or a Nominated Manufacturer (at RPI's option), a royalty-free, non-exclusive world-wide licence under AVECIA's Intellectual Property including any AVECIA Invention arising under Clause 6.2(d) above necessary for RPI or a Nominated Manufacturer (at RPI's option) to manufacture Products identified for manufacture under this Agreement Any such licence granted under this Clause 13.5(E) shall expire at such time asa quantity of Product is manufactured which fulfills the Product Minimum requirement in Clause 7.1, plus any amount ordered by RPI and accepted by AVECIA, and in this respect RPI will provide, or procure its Nominated Manufacturer to provide, all necessary manufacturing information and records to
                     Avecia:

               F Any licence granted under Clauses 6.3, 9.1 or 9.2 shall terminate.

               G RPI shall purchase all quantities of Product ordered by RPI and manufactured by AVECIA but not yet delivered to RPI, including any quantity of Product held by AVECIA pursuant to Clause 5.1(a), at the price agreed under Clause 7.2 above.

               Termination Clauses and Consequences

               Clause                   Consequences
               ------                   ------------
               Clause 13.2 A               [  *  ]
               Clause 13.2B                [  *  ]
               Clause 13.3 (a)             [  *  ]
               Clause 13.3 (b)             [  *  ]
               Clause 13.3 (c)             [  *  ]
               Clause 13.3 (d)             [  *  ]
               Clause 13.4 (a)             [  *  ]
               Clause 13.4 (b)             [  *  ]

               * In the event of termination under Clause 13.2 , the amount to be paid to AVECIA shall not exceed [ * ]

               ** In the event of termination under Clause 13.2 only, the amount to be repaid by AVECIA to RPI shall be limited to [ * ] of the [ * ] received from RPI under Clause 3(a) irrespective of the Stage in the Programme at which termination takes effect.

               *** In the event of termination under Clause 13.3(a) only, the amount payable by RPI to AVECIA under Clause 13.5 A for costs incurred by AVECIA after termination which could not reasonably be avoided, shall not exceed [ * ]

          13.6 Termination or expiry of this Agreement, for whatever reason, shall not prejudice the acquired rights of either party.

          13.7 For the avoidance of doubt, it shall not be considered a breach of this Agreement if an objective of the Programme is not achieved so long as AVECIA uses all reasonable commercial endeavours to perform its obligations.

          13.8 The provisions of Clauses 3, 6.2, 6.4, 6.5, 9, 11, 12, 13.7 - 26 shall survive the termination or expiry of this Agreement. In the event that RPI or any Nominated Manufacturer breaches any of the surviving clauses of this Agreement, any licence granted as a result of the operation of consequence E under Clause 13.5 above shall terminate.

     14.  Payment
          -------

          All amounts payable to AVECIA under this Agreement shall be paid in US Dollars in accordance with the following details:-

          [ * ]

     15.  Announcements And Publicity
          ---------------------------


          15.1 Subject to Clause 15.2, the parties agree that neither of them will make any official press release, announcement or other formal publicity relating to the transactions which are the subject of this Agreement, or any ancillary matter, including without limitation use the name of the other in any form of advertising or public promotion, without first obtaining in each case the prior written consent of the other party (which consent will not be unreasonably withheld), except as required by law.

          15.2 The parties agree that any publication, abstract or patent application resulting from this Agreement will be sent to the other at least 60 days prior to filing or submission for prior approval. The authorship on any publication and/or abstract will be based on mutual agreement between the parties or as deemed scientifically appropriate. A publication resulting from this Agreementwill be delayed or prohibited if, in the reasonable opinion of the other party, it will be necessary to delay or prohibit such publication in order to file or procure patent application or rights protection in respect of any invention or discovery arising from this Agreement.Notwithstanding the foregoing, AVECIA shall have no right to publish or disclose to a third party, any information relating to the Products without the prior written permission of RPIunless such information falls within any of the exceptions in Clause 12.2.

16.  Assignment and Transfer
     -----------------------

          16.1 This Agreement shall inure to the benefit of, and be binding upon, the successors and assignees of the parties. This Agreement may not be assigned or transferred by either of the parties hereto without the prior written consent of the other, which will not be unreasonably withheld; provided, however, that either party may assign or transfer its rights and obligations under this Agreement to an affiliate of that party or a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise by giving written notice to the other party.

          16.2 AVECIA may transfer this Agreement to any entity which AVECIA may establish to undertake its contract manufacturing of Product, provided that AVECIA owns or controls at least 50% of the voting stock of such entity and such transfer is pre-approved by RPI.

17.  Variation
     ---------

     No variation or amendment of this Agreement shall bind either party unless made in writing in the English language and agreed to in writing by duly authorised officers of both parties.

18.  Illegality
     ----------

     If any provision of this Agreement is agreed by the parties to be illegal void or unenforceable under any law that is applicable hereto or if any court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree.

19.  Waiver
     ------

     A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

20.  Notices
     -------

     20.1 All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or
            (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt.

            If made to RPI, all notices shall be addressed to:
                          Ribozyme Pharmaceuticals, Inc.
                          2950 Wilderness Place
                          Boulder, CO 80301
                          Attention:  Vice President Corporate Development
                          Tel:   (303) 449-6500
                          Fax:   (303) 449-6995
            with a copy to:
                          Rothgerber, Johnson and Lyons
                          1200 17th Street, Suite 3000
                          Denver, CO 80202
                          Attention:  Herbert H. Davis III, Esq.
                          Tel:  (303) 623-9000
                          Fax:  (303) 623-9222

            If made to AVECIA, all notices shall be addressed to:
                          Avecia Limited
                          Hexagon House
                          Blackley, Manchester, M9 8ZS
                          Attention: Vice-President, LifeScience Molecules Business

                          Tel: 0161 721 2404
                          Fax: 0161 721 5202
            with a copy to:
                          Legal Affairs Department
                          Avecia Limited
                          Hexagon House
                          Blackley, Manchester, M9 8ZS
                          Attention: Company Secretary
                          Tel: 0161 721 1217
                          Fax: 0161 721 1886

            or, in each case, to such other address as may be specified in writing to the other parties.

     20.2 Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Clause 20.

21.  Force Majeure
     -------------

     Neither party shall be liable to the other party in any manner whatsoever for any failure or delay in performing its obligations under this Agreement if and to the extent, and for the duration, that such is due to force majeure, which expression for the purposes of this Agreement means any cause beyond the reasonable control of the party in question which for the avoidance of doubt and without prejudice to the generality of the foregoing shall include governmental actions, war, riots, civil commotion, fire, flood, epidemic, labour disputes (excluding labour disputes involving the work force or any part thereof of the party in question, restraints or delays affecting shipping or carriers, inability or delay in obtaining
     supplies of adequate or suitable materials and act of God.   Without
     prejudice to Clause 13.1, any said failure or delay shall not give either party the right to terminate this Agreement except, and to the extent that such force majeure continues for a period exceeding three months. Termination as a result of Force Majeure shall give rise to consequences
     [ * ] as set out in the table at Clause 13.5.

22.  Good Faith and Duty to Mitigate
     -------------------------------

     22.1 Each of the parties shall at all times act in good faith in carrying out the terms of this Agreement.

     22.2 Each of the parties shall use all reasonable endeavours to mitigate any costs, losses or expenses due to be incurred or suffered by the other party in connection with the performance or non-performance of this Agreement.

     23.   Further Assurances
           ------------------

           At any time or from time to time on and after the Effective Date, each of AVECIA and RPI shall at the request, cost and expense of the other:

           (a) deliver to the other such records, data or other documents consistent with the provisions of this Agreement;

           (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or licence required by this Agreement; and

           (c) take or cause to be taken all such other actions, as may reasonably be deemed necessary or desirable in order to obtain the full benefits of this Agreement and the transactions contemplated hereby.


     24.   Maintenance of Records and Right to Inspect Manufacturing
           ---------------------------------------------------------

           24.1 AVECIA agrees to maintain good records of sufficient detail to allow the critical examination of all the data and the analysis documentation in a form that is Food and Drug Administration compliant (collectively, "Records"). Records, including those associated with lots produced, must be kept and maintained safely for at least two (2) years by AVECIA. Prior to disposal of these Records, AVECIA agrees to give RPI the option of transferring the Records and their use to RPI. If AVECIA is no longer in the contract oligonucleotide synthesis business, then RPI shall have the right to immediately obtain and use all Records including the Drug Master File related to the production of the Product covered by this Agreement.

          24.2 Upon RPI's written request, AVECIA will allow RPI and/or its Collaborator(s) to review its GMP processes and procedures as such processes relate to bulk drug and the preparation of Product. Such audit shall be subject to the confidentiality provisions of Clause 12. Such reviews shall occur as soon as reasonably practical. RPI and/or its Collaborator(s) shall have the right to inspect all manufacturing and testing facilities and operations (including third parties) to assure compliance with GMP requirements and regulatory commitments. AVECIA will assure compliance with regulatory commitments and will correct any deficiencies prior to manufacturing of any Product contemplated under this Agreement, subject to any provisions set out in the Technical Agreement or any Quality Agreement. AVECIA will promptly notify RPI of any regulatory inspections and inquiry/communications which involve a Product and give RPI an opportunity to assist AVECIA in responding to any such inquires.

     25.  Entire Agreement
          ----------------

          25.1 This Agreement contains the entire agreement between the parties and supersedes any previous agreements relating to this Agreement and any understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

          25.2 In the event of any conflict between the Agreement and the Schedules, then the former takes precedence .

     26.  Law and Jurisdiction
          --------------------

          26.1 This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the US State of Delaware.

          26.2 The parties shall meet as soon as possible to discuss and to attempt to resolve all matters not specifically provided for in this Agreement or in the constitution of the JRC and which require a decision and all differences, disputes or disagreements which may arise out of or in connection with this Agreement or the JRC. If the parties are unable to resolve any such matter or dispute then it shall be referred to the Vice-President, Life Science Molecules business and the RPI Vice President Corporate Development, who shall meet within thirty
                (30) days of being requested to do so and shall in good faith attempt to resolve the matter or dispute.

          26.3 The parties agree to refer any matter or dispute which is not able to be resolved pursuant to Clause 26.2 to the Centre for Dispute Resolution ("CEDR") in London, England in an attempt to settle the same in good faith by Alternative Dispute Resolution ("ADR"). The site for ADR shall be London, England, if initiated by RPI and Boulder, Colorado, if initiated by Avecia.

          26.4 Neither of the parties shall be deemed to be precluded from taking such interim formal steps as may be considered necessary to protect such party's position while the procedures referred to in Clauses 26.2 and 26.3 are pursued.

          26.5 In the event that the matter or dispute remains unresolved by such ADR procedure within thirty days of commencement of such procedure, then the parties shall be at liberty to take such other proceedings (as defined below) as they think fit.

          26.6 Except as provided for in Clauses 26.2, 26.3 and 26.4, in relation to any legal action or proceedings to enforce this Agreement or arising out of in connection with this Agreement ("proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Courts if initiated by RPI and Denver Courts if initiated by Avecia .

     27.  Counterparts
          ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     28.  Independent Contractor
          ----------------------

          Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties. Each party agrees to perform under this Agreement solely as an independent contractor.

     29.  Representation by Counsel.  The parties acknowledge that each of them
          -------------------------
          has been represented by counsel in connection with the negotiation and drafting of this Agreement and that no rule of strict construction should be applied to either of them as the drafter of all or any part of this Agreement.

IN WITNESS whereof, the authorised representatives of the parties have executed this Agreement on the date first above written.


SIGNED for and on behalf of AVECIA LIMITED

Signature    .........................

Name         .........................

Position     .........................


SIGNED for and on behalf of  RIBOZYME PHARMACEUTICALS INCORPORATED


Signature    .........................

Name         Alene Holzman
Position     Vice President, Corporate Development.

                                  SCHEDULE 1
                                  ----------

                                 The Programme
                                 -------------


                                   PROPOSAL



            PROCESS SCALE UP and GMP MANUFACTURE of OLIGONUCLEOTIDE
                                   Angiozyme

                                      for

                         Ribozyme Pharmaceutical Inc.


Date Prepared:    December 1999


Proposal No:      PP.050 Version 3


Author:           John C. Krukiel, Commercial Development Manager








     ABBREVIATIONS

     If needed

CONTENTS
                                                                                         PAGE
1.              Project Objective                                                         4

2.              Project Scope                                                             4

3.              Molecule Description                                                      4

4.              Project Plan                                                              5

4.1             Technology Transfer of Process and Analytical Methods
4.2             Process Development - Deprotection and Purification scale up of Products as determined by the JRC.
4.3             Preparation of GMP Manufacturing Documentation
4.4             Process Scale Up - GMP Manufacture of Kilo 1 mutually agreed
                Product.

5.              Summary Reports / Regulatory Submission                                   8
5.1             Preparation of Development Reports
5.2             of documentation

6.              Packaging and Despatch                                                    8

Appendix 1.     Technology Transfer Plan including Oligo Pilot II production              9
Appendix 2.     Provisional Product Specifications                                       10
Appendix 3.     Development Quality Standard                                             11
Appendix 3.2    GMP Quality Standard                                                     12
Appendix 4      Draft Quality Agreement                                                  13

1.                             PROJECT OBJECTIVE

This proposal describes technology transfer, process development, process scale up and manufacture of 1 kg of mutually agreed product.

The data generated from the technology transfer and scale up program is meant to provide a degree of assurance that the process detailed in the Batch Manufacturing Instructions will produce product suitable for use in clinical trials.

The sequence of the oligonucleotide is described below.


2.                             PROJECT SCOPE

The project will consist of five stages:

*  Technology Transfer of Process and Analytical Methods
*  Process Development - Deprotection and Purification scale up of the ribozyme
*  products as determined by the JRC
*  Preparation of GMP Manufacture Documentation
*  Process Scale Up - GMP Manufacture of Kilo 1 of a mutually agreed product


Prior to the start of the project and bi-weekly following initiation, a joint
review committee(JRC) composed of members from RPI and Avecia LSM will meet.   A
full review of all work completed will be presented, the project plan and specifications reviewed, and project progression agreed.

Throughout the project any changes made to the work detailed in the proposal will be jointly agreed with RPI, managed and documented in accordance with Avecia LSM's project management procedures.

Stability studies are not currently within the scope of this project. If required they will be the subject of a separate quotation.


3.                           MOLECULE DESCRIPTION:

The oligonucleotide product is classified as Active Pharmaceutical Ingredient "Ribozyme Sequence in Here"
Provisional Specifications listed in Appendix 2.


4.                               PROJECT PLAN

4.1          TECHNOLOGY TRANSFER OF PROCESS AND ANALYTICAL METHODS

RPI has generated experience in the manufacture of ribozymes and it is recognised that this knowledge must be transferred to Avecia LSM manufacturing personnel in order for the supply of products to commence. A Technology transfer plan/agreement will be agreed. This document will detail the activities, information requirement, success criteria and timetable for technology transfer of the manufacturing process and the analytical methods.

It is anticipated that RPI will provide Avecia with the following information:
*  Raw material suppliers, specifications and testing procedures
*  RPI and [ * ] Process description and process equipment specifications
*  Details of in-process tests and specifications
*  Toxicological information on the oligonucleotide
* Analytical Methods(final product and intermediates) and supporting documentation(reagent requirements, equipment etc.)
*  Reference samples

The Technology Transfer project will be conducted in four phases:
*  Information transfer and definition of Initial process
*  Analytical methods technical transfer at Avecia LSM
* Oligo Pilot II production of development material at Avecia LSM, utilising RPI's current process parameters
*  Technical clearance to manufacture

--------------------------------------------------------------------------------
Time Requirement                [ * ]
--------------------------------------------------------------------------------
Quality Standard                Development (Appendix 3)
--------------------------------------------------------------------------------
Facility                        Multi Use Development Facility-Grangemouth
--------------------------------------------------------------------------------

4.2 PROCESS DEVELOPMENT - DEPROTECTION AND PURIFICATION SCALE UP OF THE PRODUCTS AS DETERMINED BY THE JRC.
Deprotection

The aim of this stage is to evaluate the deprotection process and provide a recommended route for the large scale GMP manufacture in the form of a Process Description.

The Deprotection process development will start with a full review and analysis of samples and records generated during the technology transfer stage. Conditions will be defined which provide material of the appropriate purity in a reproducible manner.

During large scale manufacture there will be opportunities to further investigate the cleavage mixture, time course and reaction temperature.



Purification


The aim of this stage is to evaluate the purification process and provide a recommended route for the large scale GMP manufacture in the form of a Process Description.

The Purification process development will start with a full review and analysis of samples and records generated during the technology transfer stage. Procedures to ensure consistent column loading will be defined. Chromatography gradient and flow rate will be further investigated.

Samples obtained from the OPII production runs at Avecia LSM will be utilised to gain full understanding of the purification parameters. The material will be loaded on small scale Biotage rig, with a view of extrapolating the data to the large scale Biotage rig in the Grangemouth Pharmaceutical Manufacturing Facility.

These investigations will have the following objectives:
*  Define procedures to ensure consistent column loading
*  Investigate the impact of variation in column gradient and flow rate
* investigate impact of increased column loading, with a view to increasing throughput


--------------------------------------------------------------------------------
Time Requirement                [ * ]
--------------------------------------------------------------------------------
Quality Standard                Development (Appendix 3)
--------------------------------------------------------------------------------
Facility                        Multi Use Development Facility-Grangemouth
--------------------------------------------------------------------------------

4.3                 PREPARATION OF GMP BATCH MANUFACTURING
                    DOCUMENTATION


Product specific Process Instructions (provisional Batch Manufacturing Instructions) for oligonucleotide product will be written based on the work carried out during the scale up studies.

--------------------------------------------------------------------------------
Time Requirement                [ * ]
--------------------------------------------------------------------------------

4.4   PROCESS SCALE UP - GMP MANUFACTURE OF KILO 1 MUTUALLY AGREED PRODUCT.

Avecia LSM will carry out the GMP manufacture of mutually agreed Product at the range of [ * ] on the Oligo Process. The objective of the scale up program is to demonstrate the process described in the process description produces material of the required quality and specification.

Avecia LSM will manufacture the scale up batches to the agreed specification using the Process instructions, material generated from this stage will be suitable for use in toxicology and human clinical trials.

Avecia LSM will manufacture 1kg oligonucleotide to the agreed specification following the Process Instructions and documented analytical methods.

The manufacture program following oligonucleotide assembly will proceed only if there is agreement by the joint review committee that the process for deprotection and purification, as detailed in the process instructions, can operate efficiently at scales above [ * ]. If it is deemed that this process is insufficient to produce the quality and quantity of oligonucleotide product RPI require, than the decision will be made to continue scale up development work.

Note: Further development may be required in the GMP phase, this work will be documented and all changes subject to QA approval.

The Oligonucleotide will be supplied in a form agreed upon by both parties.

A Certificate of Analysis will be supplied.

Avecia LSM will retain a sample of product (exact amount to be agreed) for use as retention material and in further analytical studies.

--------------------------------------------------------------------------------
Time Requirement         [ * ]
--------------------------------------------------------------------------------
Quality Standard         GMP (Appendix 3.2)
--------------------------------------------------------------------------------
Facility                 Pharmaceutical Manufacturing Facility-Grangemouth
--------------------------------------------------------------------------------

5.                          SUMMARY REPORTS / REGULATORY SUBMISSION

5.1                   Preparation of Development Reports


Avecia LSM will compile interim reports at each stage of the process development programme and following GMP manufacture.

The reports will be retained in the Avecia LSM QA Archives.

--------------------------------------------------------------------------------
Time Requirement         Within [ * ]  weeks of each stage completion
--------------------------------------------------------------------------------

5.2                           Preparation of Documentation

If required Avecia LSM will provide information to support RPI's regulatory submissions.

--------------------------------------------------------------------------------
Time Requirement         [ * ]
--------------------------------------------------------------------------------


6.                            PACKAGING AND DESPATCH

Specification of primary packaging of the oligonucleotide to be agreed.

7.                            COSTING

8.                            TIMELINES

                                  SCHEDULE 2
                                  ----------

                          Joint Review Committee (JRC)
                          ----------------------------

1.   Purpose
     -------

1.1 The purpose of the JRC is to be responsible for co-ordinating and supervising the implementation of the Programme.

1.2 The JRC is to assist in ensuring that lines of communications are established and maintained between the parties and to this end shall be responsible for nominating a representative in both parties who shall be the main but not sole point of contact for the other party.

1.3 It shall be the responsibility of the JRC to circulate copies of all reports and information that it receives from one party to the other without delay.

1.4 The JRC is to be the primary arena for the settlement of any disagreements between the parties relating to the interpretation and implementation of the Programme.

2.   Period of Existence
     -------------------

     The JRC shall remain in being until whichever is the earlier of the completion of the Programme or the termination of the Agreement.

3.   Membership
     ----------

3.1 The JRC shall have four members including the Chairman. Two members including the Chairman shall be appointed in writing by AVECIA and two members shall be appointed in writing by RPI.

3.2 It is envisaged that the members of the JRC appointed by each party shall vary with regard to their particular disciplines dependent on the particular stage reached in the Programme. Either party may invite further representatives with appropriate skills to attend meetings of the JRC in a non-voting capacity.

3.3 Either party may at any stage change a representative member on the JRC by giving written notice of such change to the other party.

4.   Meetings
     --------

4.1  The initial meeting of the JRC shall take place within the period of sixty
     (60) days following the date of this Agreement at AVECIA Grangemouth, Scotland or RPI, Boulder.

4.2 Subsequent meetings of the JRC shall be held every two (2) months alternating between Boulder, and Grangemouth, Scotland if not otherwise agreed by the JRC.

4.3 If for any reason following the agreement of the Programme either party wishes a meeting of the JRC to be held between the regular two (2) monthly meetings, it may arrange such meeting on giving at least fifteen (15) days' notice in writing to the other party, such meeting shall be held at the offices of the party not requesting the meeting.

5.   Procedure at Meetings
     ---------------------

5.1 The Chairman of the JRC shall be responsible for preparing and circulating an agenda for any meeting of the JRC at least ten (10) days prior to the meeting (which agenda shall include any item considered important by either party) and appointing a secretary for such meeting, who need not be a representative member of the Committee, who shall be responsible for the preparation and circulation of minutes of the meeting within thirty (30) days of the conclusion of such meeting.

5.2 Any resolution put to the JRC must, to be passed, be accepted by at least three (3) members of the JRC present in person.

5.3 Each representative of the JRC shall have one vote. The Chairman shall not have a second or casting vote.

5.4 Any dispute which cannot be resolved by the JRC shall so far as it comes within the ambit of section 1.4 above be dealt with according to the provisions of such section, any other dispute shall be dealt with in accordance with clause 26 of the Agreement.

6.   Amendment to JRC Constitution
     -----------------------------

6.1 The JRC may amend its rules set out herein provided that a resolution amending such rules is circulated in writing thirty (30) days prior to the meeting and such resolution is passed in accordance with Section 5.2.

                                  SCHEDULE 3
                                  ----------

                               Quality Agreement
                               -----------------


Draft QA Agreement



The attached agreement is a draft template which has yet to be discussed with RPI's QA representatives. It's format and content may change as a result of these discussions. It is included as part of this proposal to define the set of assumptions that have been made in the preparation of this proposal.

                                  Avecia LSM



   Quality Assurance Agreement between Avecia LSM and RPI for the Technology
                     Transfer and Manufacture of Angiozyme



Issued By:          _____________________________________________
                          Avecia LSM QA Manager


Approved By:        ______________________________________________
                          RPI Manufacturing Director


Approved By:        ______________________________________________
                          RPI QA Director


Approved By:        ______________________________________________
                          Avecia Grangemouth Works QA Manager



Approved By:        ______________________________________________
                          Avecia LSM Commercial Manager







Revision Summary

Contents



1.  Introduction

2.  Background information on Angiozyme

3.  Responsible personnel

4.  Communication

5.  Technology Transfer

6.  Quality Assurance

7.  Purchasing, supply and testing of raw materials and packaging

8.  Manufacturing Facility

9.  Manufacture

10. Sampling, testing and release of bulk active pharmaceutical ingredient

11. Control and supply of samples

12. Transport and Distribution

13. Complaints and recall

14. Safety, Health and Environment

15. Stability

16. Validation

17. Subcontracting

18. Deviations and Change Control

19. Documentation and Archiving

20. Regulatory

1.  Introduction

    The purpose of this agreement is to ensure that the responsibilities of RPI and Avecia LifeScience Molecules in the Technology Transfer and subsequent manufacture of Angiozyme are clearly defined. This is to ensure that misunderstandings are avoided, which could lead to a product or work of unsatisfactory quality.

    The agreement will address the following:-

    * Roles and responsibilities in ensuring that Avecia LSM complies with cGMP and other relevant legislation.
    * Responsibility for the release of Angiozyme active pharmaceutical ingredient for further processing for use in humans.
    * Agreement on access to Avecia LSM facilities for RPI's personnel.
    * Arrangements for changes or amendments to aspects of this agreement. Channels of communication.
    * Supply of relevant information following a regulatory inspection, which may impact on the continued supply of the product.


    The agreement addresses the initial issues surrounding the technology transfer of RPI's manufacturing process to Avecia LSM and then focuses on the Quality Assurance issues surrounding the ongoing supply of Angiozyme to GMP for human use.


2.  Background information on Angiozyme

    Angiozyme is a........
    It will be supplied to RPI as a powder in bulk form and subsequently formulated under the control of RPI.

    It is currently in Phase .. clinical trials for the treatment of ..........

    As the drug product progresses through clinical trials, it is the responsibility of RPI to inform Avecia LSM and to initiate a joint review of the contents of this technical agreement, to ensure that the quality standards described within it still meet the requirements of the regulators.

    Responsible Personnel

                                  XXX                          Avecia
Commercial                                                     [ * ]

Technology Manager                [ * ]                        [ * ]

Manufacturing Technology                                       [ * ]
Transfer

Production                                                     [ * ]

Analytical Technology Transfer                                 [ * ]

Analytical                                                     [ * ]

Quality Assurance                 [ * ]                        [ * ]
                                                               [ * ]

Facility and Plant Commissioning
                                                               [ * ]

Safety, Health and Environment

Regulatory                        [ * ]                        [ * ]


Document Controller               [ * ]                        [ * ]


4.  Communication

    The commercial representatives of each company will be informed of supply or receipt of documents and of the occurrence of meetings or visits.

4.1 Documents

    The document control representatives from each company will be responsible for the supply or receipt of documents.
    All inter-company document transfers will be logged.
    The document controller in receipt of a document will formally acknowledge receipt.
    The document controller shall maintain a centralised archive of all documents received, with copies disseminated to appropriate team members in a controlled manner.
    All documents will be numbered and, if appropriate, version controlled.
    The document controller will be responsible for recalling documents that have been replaced with new versions.

4.2 Review meetings

    Meetings should be held between functional nominees as appropriate to ensure smooth transfer of information and progress on actions.


 5. Technology Transfer

    The manufacturing and analytical Technology transfer activities associated with this project are covered in more detail in the following documents:-

    Manufacturing Technology Transfer Plan for Angiozyme
    Analytical Technology Transfer Plan for Angiozyme

    These activities will follow the general framework outlined below:-


5.1 Initiation

    Agree aims of the Technology transfer and the criteria for successful transfer.
    Identify information required from each side prior to initial manufacture. Establish review milestones to ensure transfer is proceeding smoothly.


5.2 Initial Manufacture

    Agree Technical support arrangements between RPI and Avecia LSM.

5.3 Validation

    Establish responsibilities for all aspects of validation. See also section
    17. below.

5.4 Completion

    Agree documents required and who approves against pre-agreed objectives.


 6. Quality Assurance

    Avecia shall manufacture Angiozyme to the best of its knowledge in compliance with GMP as detailed in the 'Guidance for Industry; Manufacturing, Processing, or Holding Active Pharmaceutical Ingredients' Draft Guidance, March 1998, published by the FDA.

    RPI shall confirm their satisfaction with the compliance level applied by Avecia LSM at audit.

    Findings from audit(s) will be communicated in writing to Avecia LSM and any corrective actions mutually agreed between representatives from the 2 companies. In the event of a difference in interpretation of the required quality standard, the view taken by RPI will be accepted by Avecia, provided this standard is not below that recommended by Avecia. If it is a significantly higher standard than recommended by Avecia, then the 2 parties will meet and agree by negotiation how the situation should be managed.


 7. Purchasing, supply and testing of raw materials and packaging

    RPI will provide Avecia LSM with a materials listing for the manufacture of Angiozyme, together with purchasing specifications. RPI will inform Avecia of any changes in these specifications as they occur.

    Avecia LSM will purchase materials to the specifications provided by RPI. RPI will specify the suppliers for the critical raw materials (amidites and CPG) in agreement with Avecia. Avecia will be responsible for selecting its own suppliers for non-critical reagents. Avecia LSM will take responsibility for all testing and clearance of raw materials used in the manufacture of Angiozyme, on completion of the technology transfer of appropriate test methods from RPI.

    RPI shall confirm the suitability of Avecia's vendor certification and raw material testing and sampling procedures at audit.


 8. Manufacturing Facility

    Avecia LSM and RPI will jointly conduct a risk assessment of any differences between the Avecia and RPI manufacturing facilities and how they are operated.

    The process will be operated under class 100,000 conditions, with additional protection provided for the later stages of the process, which may be especially vulnerable to microbial contamination. Details of this additional protection will be jointly discussed and agreed between representatives of the 2 companies.

    [  *  ]

    The facility and equipment will be qualified and cleaned prior to initial manufacture in accordance with Avecia's procedures.

    RPI will audit the manufacturing facility, equipment and supporting documentation prior to initial manufacture to assess their suitability for use.

    Findings from the audit will be communicated to Avecia in writing and any corrective actions mutually agreed.



 9. Manufacturing

    The manufacturing process will be the subject of a formal Technology transfer programme between RPI and Avecia (see section 5 above)

    RPI will provide Avecia with full details of the existing manufacturing process, including, in process tests and specifications for both the intermediates and the active pharmaceutical ingredient (if available)

    Avecia will establish the existing process in the development laboratories in PTD and then conduct an experimental program to scale the process up for transfer to the manufacturing facility within Grangemouth Works. RPI will be kept fully informed of the experimental program and of any proposed modifications to the process, which will be approved by representatives from both companies.

    Avecia will prepare formal process instructions for manufacture to the scaled up process. RPI Technical and QA representatives will review this documentation and any comments shall be incorporated by Avecia.

    All specifications will be formally accepted and agreed between RPI and Avecia personnel and subject to change control.

    In addition to the documents described above, RPI shall either provide the following, or pre-approve proposals from Avecia LSM:-

    Format and content of the Certificate of analysis

    Labelling requirements
    Definition of a batch
    Lot or batch numbering system
    Sampling plans
    Sampling methods


10. Sampling, testing and release of active pharmaceutical ingredient

    On completion of the formal technology transfer of the analytical release methods for Angiozyme active ingredient, Avecia LSM will take responsibility for the release of this product for further processing for human use. RPI will conduct some repeat verification testing, this will be pre-agreed with Avecia.

    QA release will involve the QC release testing of the active ingredient, together with a complete review of all batch documentation by Avecia Grangemouth Works QA.

    RPI will review the Avecia test procedures, to ensure that there are no errors in the translation from RPI documentation.

    RPI will be responsible for the validation of all the release test methods and will ensure any repeat validation considered appropriate on transfer to Avecia's analytical sites is prescribed as part of the Analytical Technology Transfer protocol.

    RPI will initially provide any necessary analytical reference standards, together with their characterisation data. This may be reviewed at a future date, as it becomes necessary to qualify further reference standards.

    RPI will audit Avecia's laboratories to assess their suitability for use. Audit observations will be communicated in writing to Avecia LSM and corrective actions mutually agreed.

    RPI will be responsible for specifying packaging and shipping conditions which have been demonstrated to preserve the product's quality and integrity during transport.


11. Control and Supply of Samples

    Avecia will take and retain samples of Angiozyme in accordance with sampling plans pre-agreed between RPI and Avecia QA representatives. As a minimum, Avecia LSM will retain sufficient material from each batch to allow full repeat testing at least twice.

    Retention samples will be retained for at least one year after the expiration date of the batch, or, if Angiozyme has a defined retest period, for 3 years after the batch is distributed. Retention samples will be packaged and stored under conditions prescribed by RPI.

    RPI will provide details of any sample requirements for shipment to their premises, prior to manufacture of the batch concerned. This is to ensure material is manufactured at the appropriate scale to cover sample requirements and that arrangements for sampling can be made in a timely manner.

    Responsibility for analytical reference standards is covered in section 10 above.

12. Transport and Distribution

    RPI will provide Avecia LSM with formal specifications for packaging and shipping of Angiozyme.

    Avecia LSM will be responsible for ensuring the requirements of these specifications are met.

    On departure from Avecia's Grangemouth site, responsibility for the API passes to RPI.


13. Complaints and Recall

    Any complaints from RPI to Avecia LSM should be directed to the Avecia LSM commercial representative, who will then be responsible for informing the Avecia LSM QA representative. The Avecia LSM QA representative will assemble a team to address the complaint and, if appropriate, carry out an investigation. The complaint will be handled in accordance with the Avecia's quality procedures.

    Avecia shall be responsible for advising RPI immediately of any systematic failure discovered which may cast doubt on reliability of previous manufacture or analysis. Communication in such situations will be involve the Commercial and QA representatives from Avecia LSM and the QA representative at RPI. RPI will be responsible for the implementation of any decision they might take to recall the product as a result.


14. Safety, Health and Environment

    Avecia will take responsibility for ensuring that the facilities, procedures and equipment used for manufacture are designed and operated in accordance with relevant legislation.

    RPI will be responsible for all toxicological and Eco-tox data required for the product to gain appropriate registration for manufacture, shipment and use within the USA and Europe.

    Avecia and RPI shall advise each other of any events that give raise to concerns about the safety profile of the process.

    Avecia shall take responsibility for all on site incidents and will advise RPI of all significant events that may have an impact on product manufacturing rate, economics, safety profile or product quality.

    RPI is responsible for the API on its departure from Avecia's Grangemouth site.


15. Stability

    RPI will take responsibility for all stability studies relating to Angiozyme active pharmaceutical ingredient and will provide Avecia LSM with the details of appropriate storage conditions to maintain its quality and integrity.

    RPI will provide Avecia LSM with information to allow Avecia LSM to assign an expiry or retest date to material manufactured at Avecia LSM.


16. Validation

    Avecia LSM will take responsibility for the qualification of the facilities and equipment used in the manufacture of Angiozyme at Avecia Grangemouth Works. RPI will audit this qualification activity.

    RPI is responsible for the validation of all analytical test methods used for the release of raw materials and in in-process testing and release of the final active pharmaceutical ingredient.

    Angiozyme is currently in Phase 1 clinical trials. As the drug moves to later stage clinical trials RPI and Avecia LSM will discuss and agree responsibilities for further process or analytical development and process validation activities.


17. Subcontracting

     Avecia LSM will not subcontract any activity associated with the manufacture of Angiozyme without prior notification and approval from RPI.

     Avecia LSM will take responsibility for the certification of all subcontractors to the required regulatory standards.

     Avecia LSM will make any appropriate audit reports available to RPI on request.


18. Deviations and Change Control

    QA representatives from RPI, Avecia Grangemouth Works and Avecia LSM shall meet and agree a shared understanding of the definitions of changes and deviations. Discussion will cover what changes are considered significant and would require prior approval by RPI and similarly for deviations, what would be considered significant and require notification of RPI.

    Any significant change proposed by either RPI or Avecia shall be communicated in writing via the QA representatives in each organisation. The change will then be considered by a team of representatives from the appropriate departments, in accordance with local change control procedures. If appropriate a formal programme of work will be proposed and formally agreed by representatives from each company.

    Deviations will be handled through Avecia Grangemouth Works Deviation and non-conformance procedure.

19. Documentation and Archiving

    Avecia LSM will be responsible for the retention and storage of all batch documentation in a secure QA archive. Documentation will be stored for a minimum of ( whichever of those listed below is the longest):-
    a) The term of the commercial agreement.
    b) Five years after the expiry date of the batch manufactured.


    RPI personnel may audit the batch documentation on request, given reasonable notice.

    Copies of the master batch records will be made available to RPI on request.



20. Regulatory

    Avecia LSM will provide RPI with appropriate CMC information in support of regulatory submissions.

    The format and content of this information will be pre-agreed by representatives from Avecia LSM and RPI's QA/Regulatory functions.
    RPI will be responsible for submitting this information to the regulators as part of their regulatory submission, but will allow Avecia LSM QA function to review the information concerning Avecia prior to submission, to ensure there are no errors in transcription which may result in Avecia being misrepresented.

    RPI will be responsible for requesting information from Avecia LSM QA/Regulatory function as appropriate e.g. for annual updates.

    Avecia LSM QA representative will be responsible for informing RPI of proposed changes to any activity associated with the manufacture of Angiozyme, prior to implementation, to ensure that its regulatory impact can be assessed and any necessary action agreed.

    Avecia LSM will inform RPI of any corrective actions from a regulatory inspection that may have an impact on the continued supply of Angiozyme.

                                  SCHEDULE 4
                                  ----------


                         Avecia LifeScience Molecules
                                 DNA Medicines



                           Technology Transfer Plan
                           Manufacture of Angiozyme
                                      at
                               Grangemouth Works

                                 December 1999



_______________________________________________________________________________
Issued By:______________________________________     Date:_____________________

(Business Operations Manager)
_______________________________________________________________________________
Approved By:___________________________________      Date:_____________________

(Quality Assurance)
_______________________________________________________________________________

                                   CONTENTS

SECTION                                                                 PAGE NO.
1         Introduction.....................................................  3

2         Aims.............................................................  3

3         Initiation.......................................................  4

4         Project Nominees.................................................  5

5         Communication....................................................  6

          5.1  Documentation...............................................  6
          5.2  Reviews.....................................................

6         Information Transfer.............................................  6

7         Initial manufacture..............................................  7

          7.1  Commissioning support.......................................  7
          7.2  Initial manufacture.........................................  7
          7.3  Change control..............................................  7

8.1       Technology transfer completion...................................  8

          8.1  Criteria for successful technology transfer.................
          8.2  Technology transfer review and sign-off.....................
          8.3  Post technology transfer....................................

9         Appendices                                                         9

          Appendix I:   Flow chart for technical transfer

          Appendix II:  Timetable for RPI Technology Transfer Plan

          Appendix III  Information required from RPI

          Appendix IV:  Information required form Avecia

          Appendix V :  Information required to complete technology transfer

          Appendix VI:  Technology transfer acceptance document

1    INTRODUCTION


     This plan details the mechanism by which the RPI Angiozyme process will be technology transferred between RPI and LifeScience Molecules Grangemouth Works and sets out the activities, information required and timetable in order to successfully complete the technology transfer exercise.

     A well managed technology transfer is key to the establishment of a manufacturing process which is consistent in operation and generates Angiozyme of equivalent quality to that manufactured by RPI.

     Material provided by LSM in Grangemouth will be used in a process registered in the United States and the rest of the world. As such: technology transfer, commissioning, validation and change control must be undertaken to ensure that material produced in the Campaign is equivalent to material produced by RPI for submissions to the FDA.

     The material produced by this manufacture will be used for: Phase () Clinical Trials

     Technology transfer will be conducted in three phases:


     Initiation:        Identification of responsible personnel
                        agreement on information to be transferred (protocol) transfer of information


     Commissioning:     Pre manufacture Technical Transfer review
                        Initial manufacture


     Note: The pre manufacturing technical transfer review must include agreement of and actions to minimise the risks that may result from the differences between the facilities at RPI and that at Grangemouth

     Completion:        Post manufacturing review of success of technology
                        transfer Sign -off of Technology transfer protocol

     A flow chart outlining the process is attached as Appendix I

     It is intended that sign-off will take place following the initial campaign, subject to successfully meeting the required standards and criteria.


2    AIMS


     The purpose of technology transfer is to supply technical expertise and associated information to enable Avecia Life Science Molecules, Grangemouth facility, to successfully undertake manufacture of RPI Angiozyme in light of the fact that the LSM and RPI facilities are not identical.


     The agreed timetable is detailed in Appendix II.


     The critical success factors for successful transfer are as follows:

     .  Avecia Life Science Molecules, Grangemouth Works will manufacture an
        initial quantity of Angiozyme  by the end of [   *.   ]  Future
        manufacture may be carried out following the initial Campaign.


     . The Grangemouth Works manufacturing process will be specified by the current RPI process. Processing will be carried out within the scope of the pre-determined parameters.


     .  An established change control mechanism should be used for any changes.

     . The quality of the Angiozyme supplied by Avecia Life Science Molecules Grangemouth Works must be within specification and typical of manufacture from RPI.

     . Technology transfer, plant operation, processing and cleaning will be carried out to Grangemouth Works Quality standards.

3    INITIATION

     Technology transfer of RPI Angiozyme will be formally initiated in [ *. ] Functional nominees are identified below and a checklist of relevant documents is given in Appendices III and IV.

4    PROJECT NOMINEES

-------------------------------------------------------------------------------
FUNCTION                        RPI        CONTACT No  LSM        CONTACT No
-------------------------------------------------------------------------------
Technology Transfer Leader      [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Chemistry                       [ * ]      [ * ]       [ * ]      [ *-]

-------------------------------------------------------------------------------
Process Engineering             [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Quality Assurance               [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Engineering                     [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Analytical Methods and          [ * ]      [ * ]       [ * ]      [ * ]
Specifications

-------------------------------------------------------------------------------
Safety, Health and Environment  [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Manufacture and waste disposal  [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------
Raw Materials and purchasing    [ * ]      [ * ]       [ * ]      [ * ]

-------------------------------------------------------------------------------

5    COMMUNICATION


     5.1 DOCUMENTATION


     The Technology transfer managers on each site will be formally responsible for ensuring document issue and control.

     All documents must be numbered and where appropriate version controlled

     The transfer of all documents will must be done within a change control system

     A copy of all documents outlined in Appendices III and IV (information required before commissioning) and Appendix V (information required before technology transfer completion) must be supplied via the QA representatives. This data will form the basis of the respective sites technology transfer documentation.

     5.2 REVIEWS

     Meetings should be held between functional nominees as appropriate to ensure complete transfer of information and progress on actions.

     A formal pre-commissioning review will take place to ensure information transfer is complete and that all relevant information has been incorporated into Grangemouth Works systems.

     Performance of the initial manufacture should be reviewed and documented as early as possible after the campaign.

     Following completion of the Campaign a technology transfer review will be held prior to sign-off to ensure documentation is complete and satisfactory.

6    INFORMATION TRANSFER

     Information requirements from RPI and LifeScience Molecules are specified in Appendices III and IV.
     This data must be in place prior to the start of manufacture.

     Key Elements:

          Process guide and reporting ranges.

          Quality Assurance.

                  Plant cleaning
                  Control of change

          Analytical methods, standards and specifications

          Raw material sources and specifications

          Safety, Health and Environmental data

               Hazard data sheets
               Process Waste Streams

           Pre commissioning review: Approval to manufacture

7    INITIAL MANUFACTURE

     7.1  COMMISSIONING SUPPORT

     Prior to commissioning, the arrangement for technical support between RPI and LifeScience Molecules will be agreed.

     Visits to each site of relevant staff of each discipline in preparation for manufacture will be encouraged. This will include the requirements for technical and analytical support from RPI

     Throughout the technical transfer process progress will be monitored via a steering committee which will include

     [ * ]

     7.2 Initial Manufacture

     A project Plan should be prepared for the plant before commissioning. The following issues should be addressed:

     . Engineering Validation including Installation and Operational Qualifications carried out by LifeScience Molecules.

     . Cleaning - Demonstration of appropriate levels of cleaning, between different materials manufactured in the facilities and the manufacture of RPI Angiozyme will be carried out to current Grangemouth Works systems.

     .  Analytical technical transfer plan

     . Training of Avecia personnel by RPI including recording of any training received

     7.3 CHANGE CONTROL

     An agreed procedure will be issued defining requirements for change control.

     During Technology Transfer the starting point for Change Control will be defined as the information supplied by RPI to define the technology.

     Amendments to the RPI technology should be covered by the Grangemouth Works change control procedure and should not be adopted without prior authorisation from RPI.

8    TECHNOLOGY TRANSFER COMPLETION

     On completion of Technology Transfer responsibility will pass to Grangemouth Works to control change independently.

     Elements that cannot be changed without prior authorisation should be identified as part of the technology transfer completion review.

     8.1 CRITERIA FOR SUCCESSFUL TECHNOLOGY TRANSFER

     A number of criteria are outlined below which must be met before technology transfer can be formally completed.

     8.1.1 Process

      . Demonstrate that specified processing parameters can be operated to and that product, which meets specification, typical of material produced in RPI, can be manufactured.

      . Demonstrate operation of an effective mechanism for control of change opposite process technology.

      . Demonstrate the ability to operate the process at the required capacity and operational quality.

8.1.2 Raw Materials

      . Demonstrate that a secure supply of raw materials and starting material from agreed suppliers has been established.

      .  Demonstrate control of change procedure for raw material supplies.

8.1.3 Waste Streams

      . Demonstrate that a secure suitable waste disposal routes has been established.

8.1.4 Analytical and Specifications

      .  Demonstrate a complete implementation of technology.

      . Demonstrate satisfactory operation of the transferred methods before data is used for batch release.

      . Operate an effective mechanism for control of change of analytical technology.

8.1.5 Safety, Health & Environment

      . Demonstrate that adequate hygiene procedures and practices are in place to ensure that manufacture of Angiozyme does not result in adverse occupational health effects.

      . Demonstrate that adequate precautions are built into plant design and layout and procedures to ensure the safe operation of the process.

      . Demonstrate adequate environmental protection measures and secure authorisation from relevant pollution inspectorate.

8.1.6 Regulatory Compliance

      .  Demonstrate that the process can be operated satisfactorily to cGMP.

      . Demonstrate compliance with the agreed manufacturing process, analytical methods and specifications.

8.1.7 Engineering

      . Demonstrate that the plant has been built and validated to the appropriate regulatory standard.

8.2  TECHNOLOGY TRANSFER REVIEW AND SIGN-OFF

      Following the initial manufacturing campaign there will be a review to define whether the critical success factors listed in 8.1 have been met.

      The review will comprise the preparation and approval of documents (appendix V) and a meeting to agree a list of any outstanding actions.

      In the event of Grangemouth Works conducting a second or subsequent campaign of Angiozyme prior to sign-off of technology transfer a written plan will be agreed between RPI and Grangemouth Works covering outstanding issues.

      After a final review to confirm that technology transfer has been successfully concluded then the Technology Transfer Completion Document will be issued for authorisation.

      Completion is targeted for end of November 2000.

8.3  POST TECHNOLOGY TRANSFER

      As part of technology transfer sign off a plan will be agreed in the event of any future manufacturing campaigns. Routes of communications between the two sites will be clearly identified emphasising the need for continuity. A technical manager will be nominated from each site to act as first line contacts for transfer of information.

     APPENDIX I

                           [FLOOR PLAN APPEARS HERE]

APPENDIX II


Timetable for Angiozyme Technology Transfer Plan:                Target Dates

Initiation of Technology Transfer                                  [  *  ]

Technology Transfer Plan Preparation                               [  *  ]

Information Transfer                                               [  *  ]

Pre-commissioning Review

Commissioning/ Initial Manufacture

Equivalence Testing

Completion Review and Audit

APPENDIX III

Information Required From RPI

 1      PROCESS

---------------------------------------------------------------------------------------------------------------------------
      Information                                              RPI            Avecia          Target      Completion
                                                               Responsible    Responsible     Date        Date
                                                               person         Person
---------------------------------------------------------------------------------------------------------------------------
 1.1  Process Guide for Angiozyme in                           [   *   ]      [   *   ]o
      controlled format
---------------------------------------------------------------------------------------------------------------------------
 1.2  RPI approval that Avecia materials of                     [   *   ]      [   *   ]
      construction are suitable for
      manufacture of Angiozyme
---------------------------------------------------------------------------------------------------------------------------
 1.3  Report of any know critical parameters                    [   *   ]      [   *   ]
      associated with the process (synthesis,
      cleavage/deprotection, purification ,UF,
      Lyophilisation) which  may impacts on
      the quality of final product

---------------------------------------------------------------------------------------------------------------------------
 1.4  Environmental Control standards:                          [   *   ]      [   *   ]
      Confirmation that LSM standards for
      control of the manufacturing
      environment are adequate for the
      manufacture of Angiozyme
---------------------------------------------------------------------------------------------------------------------------
 1.5  RPI to define acceptable hold points                      [   *   ]      [   *   ]
      and conditions for storage of
      in-process material and intermediates
---------------------------------------------------------------------------------------------------------------------------
 1.6  Schedule of technical support during                      [   *   ]      [   *   ]
      manufacture
---------------------------------------------------------------------------------------------------------------------------
 1.8  Report on development of manufacture                      [   *   ]      [   *   ]
      of Angiozyme
---------------------------------------------------------------------------------------------------------------------------
 1.9  Requirements  for Clearance of Final                      [   *   ]      [   *   ]
      Product
---------------------------------------------------------------------------------------------------------------------------
1.10  Ultra-filtration development reports                      [   *   ]      [   *   ]
      including summary of optimised
      conditions and  [   *   ]
---------------------------------------------------------------------------------------------------------------------------
1.11  Freeze drying development report                          [   *   ]      [   *   ]
      including agreement on any further
      characterisation of technologies
---------------------------------------------------------------------------------------------------------------------------
1.12  Report on assessment of risk arising                      [   *   ]      [   *   ]
      from differences between RPI and Avecia
      facilities Scale/MOC/ Operating methods/
      Process control
---------------------------------------------------------------------------------------------------------------------------

PROCESS

------------------------------------------------------------------------------------------------------------------------------
            Information                                          RPI            Avecia         Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
------------------------------------------------------------------------------------------------------------------------------
  1.13  Controlled copy of  all documents                                       [   *   ]
        associated with purification including
        efficiency test and results, sample
        strength (OD, %FLP), solvent
        gradients, solvent temperatures,
        fraction times and any associated
        stability data.
------------------------------------------------------------------------------------------------------------------------------
  1.14  Controlled copies of all document                                       [       ]
        associated with recycle of product
------------------------------------------------------------------------------------------------------------------------------
  1.15  Details of lagging material used for                                    [   *   ]
        insulation HPLC column.
------------------------------------------------------------------------------------------------------------------------------
  1.16  Detailed report of any known critical                                   [   *   ]
        parameters associated with the
        purification of product including all
        available stability data.
------------------------------------------------------------------------------------------------------------------------------
  1.17  Synthesis method for manufacture of                                     [   *   ]
        Angiozyme on APB Oligo Pilot
------------------------------------------------------------------------------------------------------------------------------
  1.18  Details of all stability trials on raw                                  [   *   ]
        materials, in-process samples and
        final product for assignment of shelf
        life.
------------------------------------------------------------------------------------------------------------------------------
  1.19  Compositions of waste streams                                           [   *   ]
------------------------------------------------------------------------------------------------------------------------------
  1.20  Details of serious deviations from                                      [   *   ]
        normal operations outlining causes,
        impact and preventative measures adopted.

------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5    RAW MATERIALS
----------

------------------------------------------------------------------------------------------------------------------------------
            Information                                          RPI            Avecia         Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
------------------------------------------------------------------------------------------------------------------------------
  2.1  Raw Material Master List indicating                        [   *   ]      [   *   ]
       critical raw materials to be purchased
       from RPI named suppliers
------------------------------------------------------------------------------------------------------------------------------
  2.2  Reports on any audits of Raw Material                      [   *   ]      [   *   ]
       Vendors which Avecia will use.
------------------------------------------------------------------------------------------------------------------------------
  2.3  Raw Material Specifications including                      [   *   ]      [   *   ]
       packaging materials
------------------------------------------------------------------------------------------------------------------------------
  2.4  Details of any special storage or                                         [   *   ]
       handling procedures for raw materials
------------------------------------------------------------------------------------------------------------------------------

SCHEDULES 5   ANALYTICAL AND SPECIFICATIONS
-----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          RPI            Avecia         Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
-------------------------------------------------------------------------------------------------------------------------------
  3.1   Analytical Technology Transfer Plan                      [   *   ]      [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  3.2   Methods of analysis and Specification                    [   *   ]      [   *   ]
        for Angiozyme.
-------------------------------------------------------------------------------------------------------------------------------
  3.3   Specification and methods for analysis                   [   *   ]      [   *   ]
        of Raw Materials including
        packaging materials.
-------------------------------------------------------------------------------------------------------------------------------
  3.4   Methods and specifications for                           [   *    ]     [   *   ]
        in-process and intermediate tests
-------------------------------------------------------------------------------------------------------------------------------
  3.5   Methods and specifications for                           [   *   ]      [   *   ]
        cleaning verification tests
-------------------------------------------------------------------------------------------------------------------------------
  3.6   Analytical reference standards                           [   *   ]      [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  3.7   Sampling requirements                                    [   *   ]      [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  3.8   Analytical Technical transfer report                     [   *    ]     [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  3.9   Transfer protocol for individual methods                 [   *   ]      [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  3.10  Validation reports of method developed at RPI            [   *   ]      [   *   ]
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5   REGULATORY
----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          RPI            Avecia         Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
-------------------------------------------------------------------------------------------------------------------------------
  4.1  QA agreement which outlines                               [   *   ]      [   *   ]
       responsibilities for validation.
-------------------------------------------------------------------------------------------------------------------------------
  4.2  Format and content guidance for CMC                                      [   *   ]
       information required for regulatory
       submission
       (This is Product Dependent)

       Angiozyme                                                 [   *   ]

       Heptazyme
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  HEALTH AND SAFETY
----------

------------------------------------------------------------------------------------------------------------------------------
            Information                                          RPI            Avecia         Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
------------------------------------------------------------------------------------------------------------------------------
  5.1  Substance Information sheets (HDS) and                    [   *   ]      [   *   ]
       information on RPI Operating methods
       used when handling Angiozyme
------------------------------------------------------------------------------------------------------------------------------
  5.2  Substance information sheets on raw                       [   *   ]      [   *   ]
       materials (MSDS)
------------------------------------------------------------------------------------------------------------------------------
  5.3  Available analytical methods for                          [   *   ]      [   *   ]
       Angiozyme for any occupational
       hygiene monitoring undertaken by RPI
------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  CONTROL OF CHANGE
----------

------------------------------------------------------------------------------------------------------------------------------
            Information                                          Responsible    Avecia         Target        Completion
                                                                 person         Responsible    Date          Date
                                                                                Person
------------------------------------------------------------------------------------------------------------------------------
  6.1  Procedure for obtaining RPI                               [   *   ]      [   *   ]
       authorisation for proposed
       amendments
------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  TRAINING
----------

------------------------------------------------------------------------------------------------------------------------------
            Information                                          Responsible    Avecia         Target        Completion
                                                                 person         Responsible    Date          Date
                                                                                Person
------------------------------------------------------------------------------------------------------------------------------
  7.1  A plan for training personnel involved                    [   *   ]      [   *   ]
       in the manufacture of RPI products
       including method of recording any
       training received
------------------------------------------------------------------------------------------------------------------------------

APPENDIX IV


Information Required From LSM


SCHEDULE 5  PROCESS
----------

-------------------------------------------------------------------------------------------------------------------------------
                          Information                            Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
-------------------------------------------------------------------------------------------------------------------------------
  1.1  A commissioning plan for Angiozyme                        [   *   ]
       including engineering and equipment
       qualification reports
-------------------------------------------------------------------------------------------------------------------------------
  1.2  Justified assurance that the plant has                    [   *   ]
       been cleaned prior to start of
       manufacture of Angiozyme
-------------------------------------------------------------------------------------------------------------------------------
  1.3  Process record sheet for Angiozyme for                    [   *   ]
       RPI comments and approval
-------------------------------------------------------------------------------------------------------------------------------
  1.4  Latest "for construction" line diagrams.                  [   *   ]

       An "as-built" plant diagram will be
       provided as soon as practicable For
       use as reference documents for control
       of change
-------------------------------------------------------------------------------------------------------------------------------
  1.5  Materials of construction for plant:                      [   *    ]     [   *   ]
       Avecia to generate MOC document for
       RPI approval
-------------------------------------------------------------------------------------------------------------------------------
  1.6  A batch timetable for the initial Campaign                [   *   ]
-------------------------------------------------------------------------------------------------------------------------------
  1.7  A schedule for technical cover during                     [   *   ]
       commissioning
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  RAW MATERIALS
----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         person
-------------------------------------------------------------------------------------------------------------------------------
  2.1  Evidence that suppliers of raw                            [   *   ]
       materials to be used in the
       Grangemouth campaign have been approved
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  ANALYTICAL AND SPECIFICATIONS
----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
-------------------------------------------------------------------------------------------------------------------------------
  3.1  Grangemouth Works methods of analysis                     [   *   ]
       and specifications to be used for Raw
       Materials, intermediates and API for
       RPI to check and approve.
-------------------------------------------------------------------------------------------------------------------------------
  3.2  Analytical results from cross                             [   *   ]
       correlation studies.
               .    Raw materials
               .    Intermediates
               .    API
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  HEALTH AND SAFETY
----------

-------------------------------------------------------------------------------------------------------------------------------
                 Information                                     Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         Person
-------------------------------------------------------------------------------------------------------------------------------
  2.1  Assurance that all appropriate risk                       [   *   ]
       assessments have been completed prior
       to start of manufacture.
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  ENVIRONMENTAL
----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         person
-------------------------------------------------------------------------------------------------------------------------------
  7.1  Evidence of approval for manufacture from                 [   *   ]
       the appropriate authorities.
-------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 5  CONTROL OF CHANGE
----------

-------------------------------------------------------------------------------------------------------------------------------
            Information                                          Avecia         RPI            Target        Completion
                                                                 Responsible    Responsible    Date          Date
                                                                 person         person
-------------------------------------------------------------------------------------------------------------------------------
  7.1  Guidelines for Grangemouth                                [   *   ]
       Works, system of pre-approval of change
       control to be agreed with RPI.
-------------------------------------------------------------------------------------------------------------------------------

APPENDIX V

Information And Reports Required Before Technology Transfer Can Be Concluded

1    PROCESS                                                                    SOURCE

1.1  Pre Manufacturing technology transfer review                               LSM

1.2  Manufacturing Report                                                      LSM

SCHEDULE 5  Control of change procedure for routine manufacture
----------

1.4  Summary report on suitability of Angiozyme produced at Grangemouth         RPI

1.5  Summary report on the suitability of the process                           RPI
     for future manufacture

SCHEDULE 5  RAW MATERIALS
----------

2.1  Report on raw material sources                                             LSM


SCHEDULE 5  ANALYTICAL
----------

3.1  Summary of all results, and review of operation                            LSM
     of methods

3.2  Cross validation reports                                                   LSM

4    HEALTH, SAFETY & ENVIRONMENT

4.1  Report on health and hygiene monitoring                                    LSM

4.2  Confirmation of acceptable occupational health                             LSM
     position

4.3  Waste disposal routes used                                                 LSM

5    TECHNOLOGY TRANSFER

5.1  Technology Transfer Closure Report                                         RPI/LSM

5.2  Definition of responsibilities and routes of                               RPI/LSM
     communication post technology transfer

APPENDIX VI :

TECHNOLOGY TRANSFER ACCEPTANCE DOCUMENT

The RPI Angiozyme process has been transferred from RPI to LifeScience Molecules Grangemouth Works and the reports required by the Technology Transfer Plan completed.

--------------------------------------------------------------------------------
The Product Name:                                     Number of Stages:
--------------------------------------------------------------------------------
CAS nomenclature                                      Stage Name:

--------------------------------------------------------------------------------

The attached completion report provides a summary of technology transfer and any actions outstanding.

--------------------------------------------------------------------------------
For RPI:

Quality Assurance Manager:


_________________________________    Date: _______________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For RPI:

Technology Transfer Manager:


_____________________________________    Date: ____________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Avecia:

Quality Assurance Manager:


_________________________________    Date: _______________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Avecia:

Technology Transfer Manager:


_____________________________________    Date: ____________________
--------------------------------------------------------------------------------

                                  SCHEDULE 5
                                  ----------

                            Yield and Price Matrix
                            ----------------------

                                Order size (Kg)
                                ---------------

--------------------------------------------------------------------------------------------------------------
 Raw material cost ($/g of                1                         3                         5
 product)
--------------------------------------------------------------------------------------------------------------
[   *   ]                             [   *   ]                 [   *   ]                 [   *   ]
--------------------------------------------------------------------------------------------------------------
[   *   ]                             [   *   ]                 [   *   ]                 [   *   ]
--------------------------------------------------------------------------------------------------------------
[   *   ]                             [   *   ]                 [   *   ]                 [   *   ]
--------------------------------------------------------------------------------------------------------------